QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.16

MANAGEMENT SERVICES AGREEMENT

        This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is entered into as of April 1, 2005 by and between INTERDENT SERVICE CORPORATION, a Washington corporation (the "Company"), and LEVINE LEICHTMAN CAPITAL PARTNERS INC., a California corporation ("LLCP").

RECITALS

        A.    The Company desires to have LLCP undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and supervision of the board of directors of the Company (the "Board of Directors"), on the terms and conditions set forth in this Agreement.

        B.    LLCP desires to undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and supervision of the Board of Directors, on the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing facts and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Engagement and Term.    Subject to the direction and supervision of the Board of Directors, the Company hereby engages LLCP to assist with the management of the Company and the entire business and operations of the Company, and perform the management services described in Section 2 below on behalf of the Company, for an initial period (hereinafter referred to as the "Initial Term") which commenced on April 1, 2005 (the "Commencement Date") and ends on December 31, 2005. Thereafter, the engagement of the management services of LLCP by the Company pursuant to this Agreement shall automatically continue, unless either LLCP or the Company terminates this Agreement as provided in Section 5 below. The date on which the engagement of LLCP expires or is terminated by LLCP or the Company pursuant to the terms of this Agreement shall be referred to herein as the "Termination Date." The capitalized word "Term" as used herein shall mean the period commencing on the Commencement Date and ending on the Termination Date.

        2.     Agreement to Provide Management Services.

          (a)   Scope of Services.    During the Term, subject to the direction and supervision of the Board of Directors and subject to the express limitations set forth in Section 2(b) below, LLCP shall provide consulting services to the Company. LLCP shall exercise good business judgment in connection with the performance of the consulting services hereunder; provided, that in no event shall LLCP be liable to the Company for any actions taken or decisions made, or any actions omitted to be taken or decisions not made, in connection with the performance of its consulting services hereunder other than for gross negligence or willful misconduct. Without limiting the generality of the foregoing, LLCP may perform other services for the Company, including the following:

              (i)  reviewing the Company's financial projections, budgets and business plans, and making available to the Company its knowledge and experience with respect to these matters;

             (ii)  furnishing reports and statistical and economic analysis to the Company regarding the Company's activities;

            (iii)  assisting with the evaluation of establishment of de novo offices;

            (iv)  consulting with respect to the operations of the Company, including performance of administrative functions necessary in the management of the Company as may be agreed upon by LLCP and the Board of Directors;

             (v)  counseling the Company in connection with policy decisions made by the Board of Directors; and

            (vi)  performing such other services as may be required from time to time for management of the Company as the Board of Directors and LLCP shall reasonably agree to under the particular circumstances.

          (b)   Limitations on Powers.    Notwithstanding the generality of the services to be performed by LLCP pursuant to Section 2(a) above, during the Term, LLCP shall not have the authority to undertake or perform any of the following actions or obligations on behalf of or in the name of the Company, and shall not cause the Company to do any of the following, unless otherwise approved by the Board of Directors:

              (i)  sell any of the assets of the Company;

             (ii)  encumber any of the assets of the Company;

            (iii)  enter into any agreements on behalf of or in the name of the Company;

            (iv)  do any act in contravention of this Agreement;

             (v)  do any act which would make it impossible to carry on the ordinary business of the Company; or

            (vi)  confess a judgment against the Company.

          (c)   Independent Contractor.    The parties acknowledge and agree that during the Term, LLCP shall constitute for all purposes relating to the transactions contemplated hereby an independent contractor and not an employee, joint venturer or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employee and employer, joint venturer or partnership between LLCP and the Company. Notwithstanding the foregoing, nothing herein shall impair the rights that any affiliate of LLCP may have as a shareholder of the Company or any of its affiliates.

        3.     Compensation.    During the Initial Term, the Company shall pay to LLCP, and LLCP shall be entitled to receive from the Company, a fee equal to Two Hundred Fifty Thousand Dollars ($250,000.00), payable to LLCP in equal monthly installments of $27,777.77, on or prior to the tenth day of each month. After the Initial Term and until this Agreement is terminated pursuant to Section 5, the Company shall pay to LLCP, and LLCP shall be entitled to receive from the Company, a fee equal to Two Hundred Fifty Thousand Dollars ($250,000.00) per annum, payable in equal monthly installments on or prior to the tenth day of each month. The compensation payable hereunder, together with all amounts payable pursuant to Section 6 hereof, shall be in addition to any other fees and compensation received by LLCP or any of its affiliates, officers or directors, including, without limitation, fees received in connection with serving on the Board of Directors of the Company.

        4.     Records; Confidentiality.    LLCP shall maintain appropriate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours. LLCP shall keep confidential any and all information it obtains from time to time in connection with the services it renders under this Agreement and shall not disclose any portion thereof to non-affiliated third parties (other than LLCP's legal and financial advisors) except with the prior written consent of the Company.

        5.     Termination.    Both LLCP and the Company shall have the right to terminate this Agreement, with or without cause or reason, at any time, by giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination; provided that this Agreement may not be terminated prior to the end of the Initial Term.

        6.     Indemnification and Insurance.

          (a)   The Company shall, to the maximum extent permitted by law, jointly and severally indemnify, defend and hold harmless, LLCP and its employees, partners (general or limited), principals, agents, attorneys, accountants, members, representatives and affiliates (collectively, the "LLCP Parties" and, individually, an "LLCP Party"), from and against all costs, expenses, liabilities, claims, judgments, obligations, damages and losses, including, without limitation, all attorneys' fees and expenses and the related cost of any investigation and preparation, incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively, "Liabilities and Costs"), arising out of or in any way related to the services performed by LLCP hereunder or the fact that any LLCP Party is or was serving as a director, officer, manager, member, partner (general or limited), employee or other agent of the Company, is or was serving as an observer of the Board of Directors or other governing body thereof, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, provided that such LLCP Party acted in good faith.

          (b)   Upon request by any LLCP Party, the Company shall advance (within two (2) business days of such request) any and all costs and expenses, including any and all reasonable attorneys' fees and the cost of any investigation and preparation incurred in connection with any matter for which such LLCP Party is or may be entitled to indemnification hereunder, provided that such LLCP Party shall repay all such advances if such LLCP Party is ultimately determined in a non-appealable final judgment issued by a court of competent jurisdiction not to be entitled to indemnification hereunder with respect to such matter. The Company shall also jointly and severally indemnify each LLCP Party from and against any and all Liabilities and Costs incurred in connection with any claim or action brought to enforce such LLCP Party's rights under this Agreement, or under applicable law or the organizational documents of the Company or the parent or any subsidiary of the Company now or hereafter in effect relating to indemnification, or for recovery under directors' and officers' liability insurance policies maintained by the Company or the parent or any subsidiary of the Company, regardless of whether such LLCP Party is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be. If, for any reason, the foregoing indemnification is not available or is not sufficient to indemnify and hold the LLCP Parties harmless from all such Liabilities and Costs, then the Company shall contribute to the amount of all such Liabilities and Costs paid or payable by any LLCP Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such LLCP Party, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The reimbursement, indemnity and contribution obligations of the Company shall be in addition to any liability that the Company may otherwise have at law or under any other agreement, and such obligations shall extend, upon the same terms, to all LLCP Parties.

          (c)   At any time that any representative of any LLCP Party is serving, on the Board of Directors of the Company or its parent or any subsidiary of the Company and continuing for as long as any claim may be made against any representative of any LLCP Party during any applicable statute of limitations periods, the Company shall have in place and shall maintain in full force and effect one or more insurance policies covering directors' and officers' liability and employment practice liability providing for, in the case of directors' and officers' liability, at least $10,000,000 in insurance coverage, including coverage for claims under federal and state securities laws.

          (d)   The provisions of this Section 6 shall survive indefinitely the termination of this Agreement.

        7.     General Provisions.

          (a)   Governing Law.    This Agreement shall be deemed to have been entered into in the State of California, and all questions concerning the execution, delivery, validity, interpretation or performance of any of its terms, or of any rights or obligations of the party shall be governed by and resolved in accordance with the internal laws of the State of California disregarding conflict of laws principles.

          (b)   Remedies Cumulative.    None of the rights, powers or remedies conferred upon the parties hereto shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or hereafter available at law, in equity, by statute or otherwise.

          (c)   No Implied Waiver.    No course of dealing between the parties hereto and no failure or delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, any breach of this Agreement nor shall any waiver of any breach of this Agreement be deemed to be a waiver of any preceding or succeeding breach of the same or any other provisions hereof.

          (d)   Entire Agreement.    This Agreement (including all exhibits and appendices attached hereto) constitutes the final and complete understanding of the parties with respect to the subject matter hereof, superceding all prior and contemporaneous promises, inducements, representations, agreements and understandings, whether written or oral, pertaining thereto. This Agreement cannot be amended, modified or supplemented in any respect except by an agreement in writing signed by the party against whom enforcement is sought.

          (e)   Severability.    If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

          (f)    Successors and Assigns.    All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective permitted heirs, distributees, executors, administrators, legal representatives, successors and assigns of the parties hereto, whether so expressed or not.

          (g)   Notices.    Any notice, approval, disapproval, consent, waiver, or other communication (collectively, "Notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by Federal Express or other reliable overnight carrier for next business day delivery, or by fax. All Notices shall be deemed delivered (i) if personally served, when actually delivered to the address of the person to whom such Notice is given, (ii) if sent via Federal Express or other overnight courier for next business day delivery, one (1) business day following the date on which the Notice is given to Federal Express or other overnight courier, or (iii) if by fax, when the transmitting telecopier machine has confirmed that the Notice has been completed or sent without error. All Notices shall be addressed to the party to whom such Notice is to be given at the party's address set forth below or as such party shall otherwise direct by Notice sent pursuant to this Section:

If to LLCP, to:	Levine Leichtman Capital Partners, Inc. 335 North Maple Drive, Suite 240 Beverly Hills, California 90210 Attention: Steve Hartman Fax: (310) 275-1441

If to the Company, to:	InterDent Service Corporation 222 N. Sepulveda Blvd., Suite 740 El Segundo, California 90245 Attention: Robert Hill Fax: (310) 640-9897

        Any party may change its address for notice hereunder by notice to the other parties hereto.

          (h)   Facsimile Signatures.    Any signature page delivered by a telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver an original counterpart to the other party hereto within five (5) days of delivering such signature page.

          (i)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (j)    Headings.    The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (k)   Assignment.    Neither this Agreement nor any duties or obligations under this Agreement may be assigned by any party without the consent of the other parties hereto.

          (l)    Further Assurances.    Each party to this Agreement shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other party may reasonably require for the purposes of giving effect to this Agreement.

          (m)  Terms.    Each term defined herein shall apply equally to both the singular and plural forms of such terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be duly executed as of the date first written above.

LLCP:

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

By:	/s/ STEVEN HARTMAN
Name:	Steven Hartman
Its:	Vice President

THE COMPANY:

INTERDENT SERVICE CORPORATION

By:	/s/ ROBERT HILL
Name:	Robert Hill
Its:	CFO

QuickLinks

  Exhibit 10.16